Exhibit 10.17

      2. FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as the "Amendment") is made as of the 31st day of October, 2003, by and between

      MIKRON INFRARED, INC., a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, having its principal office located at 16 Thornton Road, Oakland, New Jersey 07436 (hereinafter referred to as the "Borrower"),

      AND

      FLEET NATIONAL BANK, a national banking association duly organized and validly existing under the laws of the United States of America, having an office for business located at 208 Harristown Road, Glen Rock, New Jersey 07452 (hereinafter referred to as the "Bank").

                              W I T N E S S E T H:

      WHEREAS, the parties have agreed to amend that certain Credit Agreement, dated as of November 21, 2002 (the "Credit Agreement" and terms defined therein and not otherwise defined herein being used herein as therein defined), as hereinafter set forth.

      NOW, THEREFORE, the Borrower and the Bank, hereby agree as follows:

      SECTION 1. Amendment to Credit Agreement. The Credit Agreement is, effective as of the Effective Date (as defined in Section 2 hereof), hereby amended as follows:

      1.1 Page 3, Section 1.1 of the Credit Agreement is hereby revised to reflect the deletion and replacement in its entirety of the definition of "Advance Limit" with the following definition:

            ""Advance Limit" shall mean, at any date of determination thereof, an amount equal to the lesser of (i) Four Million and 00/100 ($4,000,000.00) Dollars or (ii) the sum of (1) eighty (80%) percent of the face amount of the Borrower's Eligible Accounts Receivable, plus (2) fifty (50%) percent of the Borrower's Eligible Inventory, plus (3) twenty-five (25%) percent of the value of the Borrower's Eligible PP&E, plus (4) one hundred (100%) percent of the value of the MMA Account."

      1.2 Page 3, Section 1.1 of the Credit Agreement is hereby revised to reflect the addition of the following definition:


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            ""Assignment" shall mean that certain Assignment and Pledge
            Agreement, dated as of October 31, 2003, executed by the Borrower in favor of the Bank; whereby the Borrower has assigned, pledged, hypothecated and granted in favor of the Bank a first security lien interest in and to the MMA Account as collateral security for the Facility."

      1.3 Page 4, Section 1.1 of the Credit Agreement is hereby revised to reflect the deletion and replacement in its entirety of the last sentence of the definition of "Collateral" with the following definition:

            "In addition, the term "Collateral" shall also be deemed to include the Guaranty Agreement and the Assignment."

      1.4 Page 16, Section 1.1 of the Credit Agreement is hereby revised to reflect the addition of the following definition::

            ""MMA Account" shall mean that certain Money Market Account, No. 9421082594."

      1.5 Page 36, Section 4.1(iii) of the Credit is hereby deleted in its entirety.

      1.6 Page 41, Section 4.25 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "Section 4.25 Capitalization; Ownership of the Borrower. On and as of the Closing Date, the authorized Capital Stock of the Borrower will consist of Fifteen Million (15,000,000) authorized shares of common stock, one-third cent par value. Five Million Two Hundred Fifty Nine Thousand Six Hundred Twenty Eight (5,259,628) shares of common stock are duly issued, are outstanding and are fully paid and non-assessable."

      1.7 Page 53, Section 6.18 of the Credit Agreement is hereby deleted in its entirety and amended to reflect the following:

                                                       "Section 6.18 Maximum
                                                       Leverage Ratio. The
                                                       Borrower shall not
                                                       permit, cause nor suffer
                                                       to permit, at any time
                                                       during the term of the
                                                       Facility, its Maximum
                                                       Leverage Ratio, to be
                                                       greater than 2.0 to 1.0.
                                                       The ratio shall be
                                                       determined as of the last
                                                       day of each Fiscal
                                                       Quarter for the four
                                                       quarter period ending on
                                                       such day."


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      SECTION 2. Effectiveness of this Amendment. This Amendment shall become effective as of the date first above written (the "Effective Date").

      SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants as follows:

      (a) The execution, delivery and performance by the Borrower of this Amendment is within its corporate powers and has been duly authorized by all necessary action and does not and will not (i) require any consent or approval of the shareholders of the Borrower, (ii) conflict with any Borrower's incorporation documents, (iii) result in a breach of or constitute a default under any obligation to which the Borrower is a party of by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

      (b) All Permits, consents or waivers from or by, notices to or filings with or other actions by any court or Governmental Authority, required in connection with the execution, delivery or performance by the Borrower of this Amendment, if any, have been obtained, given, filed or taken and are in full force and effect.

      (c) This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally or by general equity principles.

      (d) The representations and warranties contained in Article IV of the Credit Agreement are true and correct in all respects on and as of the date hereof, as though made on and as of the date hereof.

      (e) No event has occurred, or would result from the execution, delivery or performance of this Amendment, the Credit Agreement or the Loan Documents, as amended hereby, which constitutes a Default or an Event of Default.

      SECTION 4. Reference to and Effect of the Loan Documents.

      4.1 Upon the effectiveness of this Amendment, on and after the date hereon, each reference in the Credit Agreement to this Agreement", "hereunder", "hereof", or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

      4.2 Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

      4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under


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

the Credit Agreement, the Note or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

      SECTION 5. Execution in Counterparts. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

      SECTION 6. GOVERNING LAW, SEVERABILITY. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREUNDER. WHEREVER POSSIBLE, EACH PROVISION OF THIS AMENDMENT SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS AMENDMENT SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AMENDMENT.

      SECTION 7. JURY TRIAL. THE BORROWER AND THE BANK (BY ACCEPTANCE OF THIS AMENDMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITHH THIS AMENDMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE BANK RELATING TO THE ADMINISTRATION OF THE FACILITY OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OIR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AMENDMENT.

                        [SPACE INTENTIONALLY LEFT BLANK]


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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered, all as of the day and year first above written.

                                        MIKRON INFRARED, INC.

                                        By: ____________________________________
                                                Gerald D. Posner, President


                                        FLEET NATIONAL BANK

                                        By: ____________________________________
                                            Michael G. Vondras, Vice President


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